State of Delaware
Secretary of State
Division of Corporations
Delivered 3:02 PM 05/18/2004
FILED 2:56PM 5/18/2004
SRV 04364517- 3804630 FILE

CERTIFICATE OF INCORPORATION
OF
NOW MARKETING CORP.

FIRST: The name of the Corporation is Now Marketing Corp.

SECOND: Its registered office is to be located at Suite 606,  1220 N. Market Street, Wilmington, DE 19801, County of New Castle. The registered agent is American Incorporators Ltd. whose address is the same as above.

THIRD: The nature of business and purpose of the organization is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Laws.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one thousand five hundred (1500). All such shares are to be without par value and are to be of one class.

FIFTH: The name and address of the incorporator are as follows;

Curtis Swoltz
Suite 606
1220 N. Market St.
Wilmington, DE 19801

SIXTH; The powers of the undersigned incorporator will terminate upon filing of the certificate of incorporation. The name and mailing address of the person(s) who will serve as directors(s) until the first annual meeting of the stockholders or until a successor(s) is elected and qualified are:

Marino Kulis
120 West Beaver Creek Road
Suite 22
Richmond Hill, Ontario L4B 1L2
Canada

SEVENTH Each person who serves or has served as a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director; (i) for any breach of loyalty to the corporation or its stockholders; (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividend or unlawful stock purchase or redemption as such liability is imposed under Section I 74 of the General Corporation Laws of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this certificate, and do certify that the facts stated herein arc hue, and I have accordingly set my hand.

/s/ Curtis Sweltz
Curtis Sweltz
INCORPORATOR

Delaware
The First State

I,   HARRIET SMITH WINDSOR,   SECRETARY OF STATE OF THE STATE OF DELAWARE,   DO HEREBY CERTIFY THE ATTACHED IS A  TRUE AND CORRECT COPY OF ThE CERTIFICATE OF INCORPORATION OF  "NOW MARKETING CORP. " ,   FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF MAY,   A.D-2004,  AT 2:56 O'CLOCK P.M.
A FILED COPY OF  THIS  CERTIFICATE HAS BEEN FORWARDED  TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor
Harriet Smith Windsor,
Secreary of State
Authentication:   3119531 DATE:   05-19-04

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
NOW MARKETING CORP.

NOW MARKETING CORP., a Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, consistent with the General Corporation Law of the State of Delaware, adopted the following resolutions:

RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the corporation that Article FIRST and Article FOURTH of the Certificate of Incorporation respectively, be stricken in their entirety and replaced as follows:

SECOND: Article FIRST should read as follows:

"FIRST; The name of the corporation shall be: Conforce International, Inc."

THIRD: Article FOURTH should read as follows:

"FOURTH: The total number of shares of stock which the corporation is authorized to have issued is Two Hundred and Fifty-Five Million (255,000,000) which shall be divided into two classes, consisting of:

250,000.000 shares of Common Stock with a par value of $0.0001 per share (the "Common Stock"); and

5,000.000 shares of Preferred Stock with a par value of $0.0001 per share (the "Preferred Stock").”

FOURTH: That the aforesaid amendments were duly adopted in accordance with the applicable provisions ofthe General Corporation I ,aw ofthe State of Delaware and the Certificate of Incorporation and By-Laws of Now Marketing Corp..

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Marino Kulas, President, this 18th day of May, 2005.

Authorized Officer